Exhibit 99.2
Unaudited Consolidated Financial Statements
The Acquired Entities of Fluid Power Resource, LLC
As of June 30, 2008 and for the Six-Months ended
June 30, 2008 and 2007

The Acquired Entities of Fluid Power Resource, LLC
Unaudited Consolidated Financial Statements
As of June 30, 2008 and for the six months ended June 30, 2008 and 2007

The Acquired Entities of Fluid Power Resource, LLC
Unaudited Consolidated Balance Sheet
(Amounts in thousands)

June 30, 2008
Assets
Current assets:
Cash and cash equivalents	$2,503
Accounts receivable, net of allowance for doubtful accounts of $648	28,337
Inventories, net	28,282
Other current assets	791

Total current assets	59,913

Fixed assets, net of accumulated depreciation of $6,495	3,300
Goodwill	30,511
Intangibles and other assets	1,253

Total Assets	$94,977

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$13,585
Accrued liabilities	4,553
Current maturities of long-term debt	5,000

Total current liabilities	23,138

Long-term debt, net of current portion	76,000
Other accrued liabilities	643
Minority interest	76

Total Liabilities	99,857

Members’ Equity:
Accumulated comprehensive (loss)	(643)
Members’ equity	(4,237)

Total Members’ Equity	(4,880)

Total Liabilities and Members’ Equity	$94,977

See accompanying notes.

The Acquired Entities of Fluid Power Resource, LLC
Unaudited Consolidated Statements of Income and Comprehensive Income
(Amounts in thousands)

	Six Months Ended June 30,
	2008	2007

Net sales	$124,488	$124,684
Cost of sales	91,263	92,237

Gross profit	33,225	32,447
Commissions	541	427

Operating profit	33,766	32,874

General and administrative expense	23,742	22,527
Depreciation	416	552

Income from operations	9,608	9,795

Other (expense) income:
Interest	(2,321)	(1,511)
Amortization	(182)	(196)
Other	122	400
Minority interest	—	(85)

	(2,381)	(1,392)
Net Income	$7,227	$8,403

Statements of Comprehensive Income
Net income	$7,227	$8,403
Other comprehensive income:
Unrealized loss on hedging activities	(113)	—

Total comprehensive income	$7,114	$8,403

See accompanying notes.

The Acquired Entities of Fluid Power Resource, LLC
Unaudited Consolidated Statements of Members’ Equity
(Amounts in thousands)

Balance at December 31, 2006	$23,008
Redemption of minority interest	(1,215)
Distribution to members	(6,047)
Contributions from affiliated entities	6,329
Net income	8,403

Balance at June 30, 2007	$30,478

Balance at December 31, 2007	$(15,581)
Distribution to members	(219)
Contributions from affiliated entities	4,336
Net income	7,227

Balance at June 30, 2008	$(4,237)

See accompanying notes.

The Acquired Entities of Fluid Power Resource, LLC
Unaudited Consolidated Statements of Cash Flows
(Amounts in thousands)

	Six Months Ended June 30,
	2008	2007
Operating Activities
Net income	$7,227	$8,403
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	416	552
Amortization	182	196
Minority interest expense	—	85

Changes in assets and liabilities:
Accounts receivable	(1,662)	(4,692)
Inventories	(1,099)	64
Other current assets	(156)	118
Other noncurrent assets	(364)	(707)
Accounts payable	(295)	1,470
Accrued liabilities	(3,818)	(2,091)

Net cash provided by operating activities	431	3,398

Investing Activities
Acquisition of a business	(1,300)	—
Purchases of fixed assets	(221)	(279)

Net cash used in investing activities	(1,521)	(279)

Financing Activities
Redemption of minority interest	—	(1,215)
Member distributions	(219)	(6,047)
Contributions from affiliated entities	4,336	6,329
Paydown on term loans	(2,500)	—
Revolving credit facilities and other, net	(527)	(2,370)

Net cash provided by (used in) financing activities	1,090	(3,303)

Net decrease in cash and cash equivalents	—	(184)
Cash and cash equivalents at beginning of year	2,503	1,329

Cash and cash equivalents at end of year	$2,503	$1,145

Supplemental disclosure of cash flow information
Cash paid for interest	$2,587	$1,510

See accompanying notes.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Unaudited Consolidated Financial Statements
1. Basis of Presentation
The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial position of The Acquired Entities of Fluid Power Resource, LLC (“FPR” or the “Company”) as of June 30, 2008 and the results of operations and cash flows for the six months ended June 30, 2008 and 2007, have been included. The unaudited consolidated financial statements should be read in conjunction with FPR’s audited financial statements as of and for the year ended December 31, 2007.
Operating results for the six months ended June 30, 2008 are not necessarily indicative of the results that may be expected for future periods.
2. Organization and Nature of Business
Description
The Company is a group of distributors of hydraulic, pneumatic, electronic, and support hardware, that provides services such as product application expertise, project management, and repair. The Company extends credit to customers, substantially all of whom are located near the Company’s distribution centers and sales offices, throughout the United States.
Principles of Consolidation
The consolidated financial statements of the Acquired Entities of Fluid Power Resource, LLC (the Company or FPR), a Delaware Limited Liability Company, include the accounts of the following wholly owned subsidiaries which were acquired by Applied Industrial Technologies, Inc. on August 29, 2008: Bay Advanced Technologies, LLC (BAT), Carolina Fluid Components, LLC (CFC), DTS Fluid Power, LLC (DTS), FluidTech, LLC (FT), H.E.B., LLC (HEB), Hughes HiTech, LLC (HHT), Hydro Air, LLC (HA), and FPR Corporate (Holdings). All intercompany transactions have been eliminated.
New Accounting Standards Adopted
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements (SFAS 157). This Statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, but does not require any new fair value measurements. The Standard covers financial assets and liabilities, as well as for any other assets and liabilities that are carried at fair value on a recurring basis in financial statements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, for financial assets and liabilities, and for fiscal years beginning after November 15, 2008, for other nonfinancial assets and liabilities. The adoption of SFAS 157 for financial assets and liabilities did not have a material impact on the Company’s financial statements.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Unaudited Consolidated Financial Statements
2. Organization and Nature of Business (continued)
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of SFAS No. 115 (SFAS 159). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective for the fiscal year beginning January 1, 2008. The adoption of SFAS 159 did not have a material impact on the Company’s financial statements.
Pending New Accounting Standards
In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements (SFAS 160). SFAS 160 changes the classification of non-controlling (minority) interests on the balance sheet and the accounting for and reporting of transactions between the reporting entity and holders of such non-controlling interests. Under the new standard, non-controlling interests are considered equity and are to be reported as an element of stockholders’ equity rather than within the mezzanine or liability sections of the balance sheet. In addition, the current practice of reporting minority interest expense or benefit also will change. Under the new standard, net income will encompass the total income before minority interest expense. The income statement will include separate disclosure of the attribution of income between the controlling and non-controlling interests. Increases and decreases in the non-controlling ownership interest amount are to be accounted for as equity transactions. SFAS 160 is effective for fiscal years beginning after December 15, 2008, and earlier application is prohibited. Upon adoption, the balance sheet and the income statement will be recast retrospectively for the presentation of non-controlling interests. The other accounting provisions of the statement are required to be adopted prospectively. The Company is currently evaluating the impact of adopting SFAS 160.
In March 2008, the FASB issued SFAS No. 161 (SFAS 161), Disclosures about Derivative Instruments and Hedging Activities. SFAS 161 amends and expands the disclosure requirements of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. It requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This statement is effective for fiscal periods beginning after November 15, 2008. The Company is currently evaluating the impact of SFAS 161 on the consolidated financial statements.
In May 2008, the FASB issued SFAS No. 162 (SFAS 162), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with generally accepted accounting principles. This statement will be effective 60 days after the Securities and Exchange Commission approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company does not anticipate the adoption of SFAS 162 will have a material effect on the consolidated financial statements.
3. Summary of Significant Accounting Policies
Cash and Cash Equivalents
Cash and cash equivalents include demand deposits and short-term investments that can be easily converted into cash and that have original maturities of three months or less.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Unaudited Consolidated Financial Statements
3. Summary of Significant Accounting Policies (continued)
Accounts Receivable
The Company records accounts receivable at the time when the criteria for revenue recognition have been satisfied. Collectibility of receivables is periodically assessed by the Company. This assessment provides the basis for the allowance for doubtful accounts and the related bad debt expense. The Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral.
Inventories
Inventories are valued at the lower of cost, or market. Cost is determined by the average cost method for substantially all inventory. Market is net realizable value.
Fixed Assets
Machinery and equipment and office furniture are stated at cost less accumulated depreciation. The Company provides for depreciation of machinery and equipment and office furniture using the straight-line method over estimated useful lives ranging from three to seven years for machinery, warehouse and shop equipment, and office equipment and furniture, and three to five years for computer equipment and vehicles.
Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease. Expenses for repairs, maintenance, and renewals are charged to operations as incurred. Expenditures that improve an asset or extend its useful life are capitalized.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in accordance with FASB SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). Goodwill attributable to each of the Company’s operating entities is tested annually for impairment by comparing the fair value of each operating entity with its carrying amount.
During the six month periods ended June 30, 2008 and 2007, the Company did not incur any impairment charges.
Recorded goodwill of approximately $30.5 million relates to excess purchase price over the fair value of net assets, which were acquired during the HEB and Pacific Air Technology acquisitions.
Intangibles and Other Assets
Intangibles and other assets consist primarily of deferred financing costs and costs associated with employment and non-compete agreements with several former owners of acquired businesses (former owners).
Deferred financing costs relate to the costs of obtaining financing and are amortized using sum-of-the-years digits, which approximates the effective interest rate method. In September 2007 in connection with refinancing its debt obligations, the Company entered into an Amended and Restated Credit Agreement (see Note 6). In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, and EITF 98-14, Debtor’s Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements, the Company capitalized $614,000, of debt issuance costs related to the amendments. These costs are being amortized over the remaining life of the amended and restated revolving credit facility. Unamortized costs related to the previous credit agreement were charged to interest expense in the current year.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Unaudited Consolidated Financial Statements
3. Summary of Significant Accounting Policies (continued)
Costs associated with the employment and non-compete agreements are being amortized on a straight-line basis from five to ten years — in conjunction with the terms of the agreements.
Long-Lived Assets
In accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company reviews long-lived assets and related intangibles for impairment when events and circumstances indicate that the carrying amount of such assets may not be recoverable. To date, no such impairment has been indicated. If a review indicates that the carrying amount of these assets would not be recoverable as measured based on estimated undiscounted cash flows over their remaining life, the carrying amount would be adjusted to fair value. The cash flow estimates used contain management’s best estimates, using appropriate and customary assumptions and projections.
Lease Arrangements
The Company conducts its operations from leased facilities and finances certain equipment expenditures through lease agreements. In those cases in which the lease term approximates the useful life of the leased asset or the lease meets certain other prerequisites, the leasing arrangement is classified as a capital lease. The remaining arrangements are treated as operating leases.
Revenue Recognition
Generally, revenues and associated costs are recognized as services are provided, goods are shipped, or when title passes.
Income Taxes
The Company consists of limited liability companies and is, therefore, not a taxpaying entity for federal or state income tax purposes, and thus no income tax expense has been recorded in the accompanying financial statements. Income of the Company is taxed to the members in their respective income tax returns.
Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Unaudited Consolidated Financial Statements
4. Inventories
Inventories as of June 30, 2008, consisted of the following:

2008
(In Thousands)

Distribution inventory	$28,231
Work-in-process	1,214
Allowance for slow-moving inventory	(1,163)

$28,282

The allowance for slow-moving inventory is made based on management’s analysis of inventory levels, historical sales activity, and future sales forecasts.
5. Long-Term Debt
Long-term debt at June 30, 2008, consisted of the following:

2008
(In Thousands)

Revolving credit facility	$28,500
Term loans	52,500

81,000
Less current portion	5,000

$76,000

On September 21, 2007, the Company refinanced its debt obligations and entered into the Third Amended and Restated Credit Agreement (New Agreement) with a syndication of six banks. The New Agreement provides a $55 million senior secured revolving credit facility and a $55 million senior secured term loan. Revolver credit facility borrowings are limited by applying a formula to accounts receivable and inventory. The New Agreement includes a $10 million sublimit for the issuance of letters of credit, and a $5 million sublimit for swingline advances. The Company is permitted to increase maximum borrowings under the revolving facility by up to $15 million.
The New Agreement contains covenants that require the Company to, among other things, maintain minimum financial ratios and provide certain financial reports to the syndication of six banks.
Under the New Agreement, the term loan and revolving credit facility bear interest at various rate options based on the bank’s prime lending rate, LIBOR, and the ratio of consolidated total indebtedness to annual consolidated EBITDA, as defined. The term loan is secured by substantially all assets of the Company and is payable in quarterly installments of $1,250,000 through 2013, with the remainder due at that time. At June 30, 2008, the interest rate applicable to the outstanding principal amounts was 4.46%.
The revolving credit facility is used by the Company for general working capital purposes as necessary from time to time and to finance acquisitions. The revolving credit facility expires in 2012. The interest rate applicable to amounts outstanding under the revolving credit facility was 4.21% at June 30, 2008. A commitment fee ranging from .25% to .35% of the unused facility is also payable quarterly. At June 30, 2008, approximately $27.0 million was available under the revolving credit facility of which $10.0 million was available for the issuance of letters of credit.

The Acquired Entities of Fluid Power Resource, LLC
Notes to Unaudited Consolidated Financial Statements
5. Long-Term Debt (continued)
The New Agreement allows distributions to members necessary to permit the members to make their required quarterly estimated tax payments. Other distributions are permitted after certain leverage and covenants levels are attained as defined in the New Agreement.
6. Acquisition of a Business
On April 1, 2008, Bay Advanced Technologies, LLC (BAT) purchased substantially all of the assets of Pacific Air Technology (PAT), a division of Pacific Air Engineering, Inc. and assumed certain of its operating liabilities for a total cash purchase price of approximately $1.3 million. The purchase price was funded by borrowings from BAT’s parent company, Fluid Power Resource, LLC. This acquisition was accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to assets purchased and the liabilities assumed based upon their fair values at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired approximated $833,000 and has been recorded as goodwill. PAT distributes pneumatic components and compressors throughout the Southern California marketplace.
7. Subsequent Event
On August 29, 2008, Applied Industrial Technologies, Inc. acquired substantially all of the assets of the acquired entities (BAT, CFC, DTS, FT, HEB, HHT, MV, HA, and Holdings) of Fluid Power Resources, LLC for an aggregate purchase price of $166 million, including certain assumed liabilities.